Exhibit 10.2

CONFIDENTIAL

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS THE TYPE THAT IMAGENEBIO TREATS AS PRIVATE AND CONFIDENTIAL.

NOVATION AND TERMINATION AGREEMENT

This NOVATION AND TERMINATION AGREEMENT (this “Agreement”) is made as of July 20, 2026, (the “Effective Date”), by and among 和记黄埔医药（上海）有限公司 HUTCHMED Limited (formerly Hutchison MediPharma Limited) (“HUTCHMED” or “Hutchison”), ImageneBio, Inc. (“ImageneBio”), Inmagene Biopharmaceuticals (Hangzhou) Co., Ltd. (“Inmagene CN”), Insight Merger Sub II (“Merger Sub” and with ImageneBio and Inmagene CN, the “ImageneBio Entities”) and Miragene Inc (“Miragene”).

WITNESSETH

WHEREAS, HUTCHMED and Inmagene Biopharmaceuticals are parties to that certain Collaboration, Option and License Agreement, dated as of January 5, 2021, as amended by the First Amendment to the Collaboration, Option and License Agreement dated April 21, 2023, the Second Amendment to the Collaboration, Option and License Agreement dated December 15, 2023, and that certain Supplementary Agreement to the Collaboration, Option, and License Agreement, dated as of February 8, 2022 (collectively, the “Collaboration Agreement”), copies of which are attached hereto as Exhibit A;

WHEREAS, HUTCHMED, Inmagene Biopharmaceuticals, and Inmagene CN are parties to that certain Tripartite Agreement, dated as of May 26, 2022 (the “Supplemental Agreement”), a copy of which is attached hereto as Exhibit B, pursuant to which Inmagene Biopharmaceuticals assigned certain rights and obligations with respect to research and development activities under the Collaboration Agreement to Inmagene CN;

WHEREAS, Inmagene Biopharmaceuticals exercised its option under the Collaboration Agreement on October 16, 2023 to obtain an exclusive license from HUTCHMED for the (a) BTK (Bruton tyrosine kinase) inhibitor HMPL-727 (also known as IMG-004) (as defined therein, the “BTK Asset”) and (b) humanized OX40 (CD134) antagonistic monoclonal antibody, in each case, as described in the Collaboration Agreement;

WHEREAS, Inmagene Biopharmaceuticals sublicensed its rights under the Collaboration Agreement with respect to the BTK Asset to Miragene, a wholly owned subsidiary of Miragene Co, pursuant to the Sublicense Agreement, by and between Inmagene Biopharmaceuticals and Miragene Inc, dated as of July 24, 2025, (the “Sublicense Agreement”), a copy of which is attached hereto as Exhibit C;

WHEREAS, in connection with that certain merger transaction, Inmagene Biopharmaceuticals merged with Insight Merger Sub II, with Insight Merger Sub II surviving as a wholly owned subsidiary of ImageneBio and the contracting party under the Collaboration Agreement (with HUTCHMED) and Sublicense Agreement (with Miragene Inc);

WHEREAS, HUTCHMED and Miragene desire to enter into a direct license for HUTCHMED’s rights to the BTK Asset;

WHEREAS, to effectuate such direct license, ImageneBio Entities now desire to terminate the licenses granted to the ImageneBio Entities under the Collaboration Agreement solely with respect to the BTK Asset and novate their rights and obligations under the Sublicense Agreement to HUTCHMED;

WHEREAS, after the termination of the Collaboration Agreement solely with respect to the BTK Asset, HUTCHMED will assume, via novation, the Sublicense Agreement such that HUTCHMED directly grants the same rights in the BTK Asset to Miragene; and

WHEREAS, the parties are entering into this Agreement to novate the Sublicense Agreement and to terminate the Collaboration Agreement solely with respect to the BTK Asset, in each case, on the terms and conditions stated herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Sublicense Agreement.
2.
Novation. As of the Effective Date, HUTCHMED shall, by way of novation, assume all rights of the ImageneBio Entities under the Sublicense Agreement (the “Assumed Rights”), and be bound by and perform all obligations, and assume responsibility for all liabilities, of the ImageneBio Entities under the Sublicense Agreement arising on or after the Effective Date, other than Excluded Liabilities (“Assumed Liabilities”). As used herein, “Excluded Liabilities” means any liabilities of the ImageneBio Entities or any of their Affiliates to any Person and claims from any Person to the extent relating to or arising out of circumstances existing on or prior to the Effective Date. Miragene hereby releases and discharges the ImageneBio Entities from any and all Assumed Liabilities and agrees that HUTCHMED shall assume and hereby does assume all the Assumed Rights under the Sublicense Agreement, and Miragene hereby expressly consents to the substitution, by way of novation, of HUTCHMED in place of the ImageneBio Entities with respect to all of the rights, title, interests, obligations, duties, covenants and liabilities of the ImageneBio Entities under the Sublicense Agreement other than the Excluded Liabilities. The ImageneBio Entities, HUTCHMED, and Miragene each agree that, as of and after the Effective Date, the ImageneBio Entities, shall cease to be subject to, or liable under, the Sublicense Agreement for any Assumed Liabilities. For clarity, from and after the Effective Date, HUTCHMED shall be deemed, with respect to the BTK Asset, to have directly granted to Miragene the same rights of HUTCHMED sublicensed to Miragene under the Sublicense Agreement, as novated and amended hereby, as if HUTCHMED and Miragene were the original parties to such Sublicense Agreement. HUTCHMED acknowledges and agrees that this Agreement is intended to preserve in full the rights of HUTCHMED granted to Miragene under the Sublicense Agreement with respect to BTK Asset. Additionally, the ImageneBio Entities represent and warrant, as of immediately prior to the Effective Date, that no intellectual property or other rights owned by the ImageneBio Entities are licensed under the Sublicense Agreement, such that the only rights granted under the Sublicense Agreement are owned by HUTCHMED. Except as expressly set forth in this Agreement, nothing in this Agreement or the novation contemplated hereby is intended to reduce, limit, impair or otherwise adversely affect Miragene’s rights under the Sublicense Agreement with respect to the BTK Asset. Without limiting the foregoing, the termination of the Collaboration Agreement solely with respect to the BTK Asset shall not affect, diminish or impair Miragene’s rights under the Sublicense Agreement with respect to the BTK Asset, all of which shall remain in full force and effect directly as between HUTCHMED and Miragene.
3.
Amendment to the Sublicense Agreement.
a.
As of the Effective Date, Section 10.1.9 (Reversion Financials to Miragene) of the Sublicense Agreement shall be deleted in its entirety and replaced with the following:

“10.1.9. Reversion Financials to Miragene. In the event that (a) this Agreement terminates in its entirety due to Miragene’s termination for HUTCHMED’s uncured material breach under Section 9.2 or (b) this Agreement terminates with respect to the Licensed Compound due to HUTCHMED’s termination under Section 9.6 and, in each case (a) and (b), Miragene has completed at least [***] for a Terminated Product subject to such termination, HUTCHMED will pay a [***] royalty to Miragene on Net Sales (such definition as revised mutatis mutandis) of such Terminated Product(s) in the Territory for any indication for which [***] (the “Reversion Royalty”). The Reversion Royalty shall be payable on a country-by-country basis and Terminated Product-by-Terminated Product basis for the period beginning on the First Commercial Sale of such Terminated Product in such country and ending upon on the earlier of: (x), the longer of (i) [***] and (ii) the [***], and (y) [***]. The Reversion Royalty will be subject to reductions as described in Section 6.2.3, mutatis mutandis. Miragene’s recordkeeping obligations and HUTCHMED’s right to audit with respect to Miragene’s development costs will be as set forth in Section 6.11, mutatis mutandis; provided that HUTCHMED’s obligation to pay the Reversion Royalties under this Agreement post-termination are subject to [***].”

b.
With respect to the Sublicense Agreement, effective as of the Effective Date, the contact information of the ImageneBio Entities as set forth in Section 13.8 (Notices) shall be deleted in its entirety and replaced with the following language:

“HUTCHMED Limited

和记黄埔医药（上海）有限公司

Building 4, 720 Cai Lun Road

ZJ Hi-Tech Park, Shanghai, PRC

Attention: [***]”

c.
The parties acknowledge and agree that, as of the Effective Date, the following Sections of the Sublicense Agreement shall be deleted in their entireties: Section 2.1.4 (Hutchison License Agreement), Section 2.5 (Right of First Negotiation for Additional Compounds); Section 7.5; Section 8.8; Section 9.7 (Termination for Termination of the Hutchison License Agreement); Section 11.2.8 (Hutchison License Agreement); and Section 11.3 (ImageneBio Entities Covenants).
d.
Notwithstanding any terms set forth in Section 13.1 (Assignment) of the Sublicense Agreement, the ImageneBio Entities shall have no further responsibility or liability for their obligations under the Sublicense Agreement except for the Excluded Liability as defined in Section 2 of this Agreement.
4.
Termination. Notwithstanding any provision to the contrary set forth in the Collaboration Agreement, the ImageneBio Entities and HUTCHMED hereby terminate the Collaboration Agreement, effective as of the Effective Date, solely with respect to the BTK Asset and all Licensed Products (as defined in the Collaboration Agreement) containing the BTK Asset. On and after the Effective Date, the BTK Asset will be deemed a Terminated Product (as defined in the Collaboration Agreement) under the Collaboration Agreement.
5.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law or choice of law provisions thereof.
6.
Successors and Assigns. This Agreement shall be binding upon, be enforceable against, and inure to the benefit of the parties hereto and their respective successors and assigns.
7.
Further Assurances. Following the Effective Date, each party will, to the extent reasonably requested by the other parties, execute and deliver such documents and instruments and take such other actions that such parties may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement.
8.
Entire Agreement. This Agreement is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter. Except as explicitly set forth in this Agreement, all duties, obligations and rights under the Collaboration Agreement remain unchanged.
9.
Amendment; Waiver. No amendment to this Agreement is effective unless it is in writing and signed by each party to this Agreement. No waiver under this Agreement is effective unless it is in writing and signed by the party waiving its right. Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated and does not operate as a waiver on any future occasion. None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement: (a) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or (b) any act, omission, or course of dealing between the parties.

10.
Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.
11.
Headings; Counterparts. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Facsimiles and .PDFs of signatures may be taken as the actual signatures.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date above.

和记黄埔医药（上海）有限公司

HUTCHMED LIMITED

By:/s/ May Wang

Name: May Wang

Title: Executive Vice President,

Business Development & Strategic Alliances

By:/s/ Johnny Cheng

Name: Johnny Cheng

Title: Executive Director, Acting Chief Executive Officer and Chief Financial Officer

[Signature Page to Novation and Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date above.

IMAGENEBIO, INC.

By:/s/ Kristin Yarema

Name: Kristin Yarema

Title: CEO

INMAGENE BIOPHARMACEUTICALS (HANGZHOU) CO., LTD.

By:/s/ Jonathan Wang

Name: Jonathan Wang

Title: Director

INSIGHT MERGER SUB II

By:/s/ Kristin Yarema

Name: Kristin Yarema

Title: CEO

[Signature Page to Novation and Termination Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date above.

MIRAGENE INC

By:/s/ Jonathan Wang

Name: Jonathan Wang

Title: Director

[Signature Page to Novation and Termination Agreement]